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                                                                 EXHIBIT 99.2

                                December 9, 1997



VIA FACSIMILE AND FEDERAL EXPRESS

Mr. Dermot F. Rowland
Chief Executive Officer
Timber Lodge Steakhouse, Inc.
4021 Vernon Avenue South
St. Louis Park, Minnesota 55416

         RE:  LETTER OF INTENT TO PURCHASE STOCK

Dear Dermot:

         We recently discussed the possibility of GB Foods Corporation ("GBFC"), or its nominee, acquiring all of the outstanding capital stock of Timber Lodge Steakhouse, Inc. ("TLSI"). In that regard, and with a view towards reaching an agreement on the terms and conditions of definitive acquisition documents, GBFC proposes that this letter serve as a memorandum of its intentions with respect to the business points of this proposed transaction subject to the terms and conditions set forth below.

         1. STOCK PURCHASE. GBFC proposes to acquire one hundred percent (100%) of TLSI's issued and outstanding capital stock, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever (the "Proposed Transaction").

         2. PURCHASE PRICE. Upon the consummation of the Proposed Transaction (the "Closing"), each share of capital stock of TLSI shall be converted into Nine Dollars ($9.00) of GBFC Common Stock. The GBFC Common Stock to be issued at Closing shall be valued based upon the average closing price of GBFC's Common Stock for the five (5) trading days ending on the date of the execution of this Letter of


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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
Page 2


Intent by TLSI. In addition, granted options and warrants of TLSI shall be converted to options and warrants of GBFC based upon the above described valuation.

         The parties shall cooperate to the extent reasonable to structure the Proposed Transaction to provide favorable tax treatment for the TLSI shareholders; provided, however, that it is expressly understood that TLSI and its shareholders shall obtain and receive their own independent tax advice with respect to the Proposed Transaction and are not, and will not, rely on any statements or advice of GBFC or any of its affiliates, or any of their respective officers, directors, employees, agents or representatives, with respect to the tax ramifications of the Proposed Transaction.

         In addition, the Parties shall use their best efforts to ensure that the Proposed Transaction will be accounted for as a pooling of interests and neither party shall from the date hereof take any action which would prohibit the Proposed Transaction from receiving such accounting treatment.

         GBFC's obligations to execute definitive agreements and to close the Proposed Transaction is expressly conditioned upon GBFC completing and being satisfied, in its absolute and sole discretion, with its due diligence investigation, as set forth in paragraph 4, below.

         3. THE CLOSING. The Closing shall occur as soon as practical following the completion of certain conditions, including the following:

             (a) GBFC's due diligence investigation as set forth in paragraph 4, below;

             (b)  The parties execution of binding acquisition agreements;



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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
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             (c)  Each party obtaining all required corporate, regulatory and other third party approvals, including, without limitation, all necessary approvals by the parties respective Boards of Directors and shareholders;

             (d) The TLSI shareholders obtaining releases of any and all liens, claims, encumbrances and security interests on their TLSI capital stock;

             (e) TLSI acquiring from CKE Restaurants, Inc., or its affiliate, between twelve (12) and (20) JB's restaurants for conversion to Timber Lodge Steakhouse restaurants; and

             (f) Such other reasonable and standard conditions as we shall mutually agree.

         4. DUE DILIGENCE. As a condition precedent to the execution of any binding acquisition agreement on the terms and conditions set forth herein, or upon any other terms and conditions agreed upon by the parties, GBFC and/or GBFC's agents will be provided the opportunity to conduct a comprehensive due diligence investigation of the assets, liabilities, financial condition, business and operations of TLSI. In order to conduct such investigation, GBFC shall have full access to all documents concerning TLSI, including, but not limited to, all books, records (including financial and accounting books and records), reports, files, financial information, payroll records, operating leases, real property records (including any and all environmental reports or documents), documents evidencing pending or threatened litigation and claims, corporate records, employee benefit plans, and all employment contracts. TLSI will also make its outside accountants and their work papers available to GBFC to assist in GBFC's due diligence. TLSI will allow GBFC access to its principal office location and its restaurants by appointment upon reasonable notice. TLSI acknowledges that GBFC and its representatives have not yet been afforded full access to such information or an opportunity to fully review such information and, in the event GBFC is not satisfied with such review, in its absolute and sole discretion, GBFC will have


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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
Page 4


no obligation to proceed with the Proposed Transaction. In addition to the above, it is important that GBFC have an opportunity to maintain human resource continuity in the TLSI restaurants following the Closing. As such TLSI shall provide GBFC with full access to all management personnel immediately following the execution of this Letter of Intent to enable GBFC to conduct interviews of key personnel in connection with potential post- Closing employment. GBFC will cooperate with TLSI to conduct such interviews with minimal disruption to the business of the TLSI restaurants. Notwithstanding anything to the contrary contained in this paragraph 4, TLSI shall not be obligated to disclose (or grant GBFC access to) any documents subject to the attorney-client privilege, the attorney work product doctrine or confidentiality agreements with third parties; furthermore, GBFC shall not use any information obtained pursuant to this paragraph 4 to gain a business or competitive advantage over TLSI in connection with the operation of its business.

         5. UNDERTAKINGS. In consideration of the substantial time, effort and expense GBFC will expend in connection with the preparation and execution of the acquisition agreements, the filing of appropriate documents with governmental and regulatory agencies, and the various inspections, investigations and reviews referred to above, between the date of the execution by TLSI of this Letter of Intent and the Closing, and except as may be required by law, TLSI undertakes and agrees to:

             (a) continue to operate TLSI and its restaurants in the ordinary course of business, consistent with past practice and custom;

             (b) not do anything which would have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise), prospects or continued viability of TLSI and its restaurants;

             (c) not pay any extraordinary compensation to any of TLSI's officers, directors, shareholders or employees;

             (d) except as expressly contemplated herein, not issue or sell, or


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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
Page 5


                  contract to issue or sell, any securities of TLSI
                  (including options or warrants), or any rights to acquire any such securities;

             (e) not incur any additional debt other than in the ordinary course of business that may adversely affect the value of the capital stock of TLSI;

             (f) not pay any dividends, redeem any securities or otherwise cause any assets to be distributed to TLSI's shareholders;

             (g) not solicit or initiate any further discussions or engage in further negotiations or discussions with anyone else other than GBFC with respect to a sale or transfer of all or any part of TLSI's capital stock or assets, without first making any such discussions or negotiations expressly subject to TLSI's obligations to GBFC, and promptly inform GBFC of any offer or proposal, directly or indirectly, with respect to the foregoing, and furnish such information with respect thereto as GBFC may reasonably request; and

             (h) except as expressly contemplated herein, between the date of the execution of this Letter of Intent and the Closing, TLSI will act in good faith and use its best efforts to preserve intact its business organization, goodwill, customers, suppliers, and others having business relations with it.


         6. EXPENSES. It is expressly understood that each party hereto shall be responsible for such party's costs and expenses incurred in connection with the transactions contemplated hereby, including legal and accounting fees.

         7. ANNOUNCEMENTS. Except to the extent the parties are required by applicable law to do otherwise, prior to the execution of definitive agreements, neither



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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
Page 6


party shall issue any statement or communication to the public regarding the Proposed Transaction without the consent of the other party, which consent shall not be unreasonably withheld, and each party shall keep the Proposed Transaction and information obtained from the other party strictly confidential except (i) as to such party's employees, representatives and/or agents directly participating in its evaluation of the Proposed Transaction; (ii) as required by law; and (iii) to the extent such information otherwise becomes public. Notwithstanding the above, each party recognizes that the other party is a public company and subject to certain disclosure requirements and acknowledges that required public disclosures shall not constitute a breach of this Letter of Intent.

         8. BROKERS. The agreement contemplated hereby will contain a representation by each party that no broker or finder was involved in the Proposed Transaction and an indemnification for any costs to the other party caused by a breach or an alleged breach thereof.


         5. OUTLINE ONLY; NO CONTRACT. The parties do not intend this letter to be a contract or binding agreement; provided, however, that the parties do intend that paragraphs 4 (Due Diligence), 5 (Undertakings), 6 (Expenses), 7 (Announcements), 9 (Outline Only; No Contract), 10 (Termination), 11 (Representation), 12 (Expiration of Offer) and 13 (Waiver of Tort Claims) shall be binding. A binding agreement will not exist unless and until the parties have executed a definitive acquisition agreement regarding the subject matter of this Letter of Intent and containing all other essential terms of an agreed upon transaction. The parties acknowledge that they have not set forth herein nor agreed upon all essential terms of the subject matter of an agreed transaction, including without limitation, representations and warranties, conditions precedent and indemnities, and that such essential terms will be the subject of further negotiation. Upon execution and satisfactory completion of GBFC's due diligence, GBFC shall instruct its counsel to prepare definitive acquisition agreements which shall include customary representations, warranties, covenants, and conditions, including indemnification and security provisions.


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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
Page 7


         10. TERMINATION. This Letter of Intent shall continue in effect so long as GBFC is proceeding diligently toward completion of the proposed transaction, provided that either party may terminate this Letter of Intent upon written notice to the other party at any time after February 1, 1997, if a definitive agreement shall not have been executed by such date.

         11. REPRESENTATION. By signing this Letter of Intent in the space set forth below, all parties indicate their approval of the foregoing and represent to the other that no consent of another party is necessary in order to proceed to negotiate and structure a transaction along the lines set forth above.

         12. EXPIRATION OF OFFER. This Letter of Intent shall expire for all purposes if it has not been accepted by you and returned to GBFC on or before 5:00 p.m. on December 11, 1997.

         13. WAIVER OF TORT CLAIMS. Each party hereby waives for itself and for its successors and assigns any claim for damages (including punitive damages) against the other parties, their agents and representatives, for bad faith denial of the existence of a contract or for breach of the implied covenant of good faith and fair dealing in connection with the failure of the parties hereto to consummate a transaction as outlined above. It is understood that, with respect to such tort claims only, the parties expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         If the foregoing meets with your approval, kindly execute of this Letter of


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Dermot F. Rowland
Timber Lodge Steakhouse, Inc.
December 9, 1997
Page 8

Intent and return an executed copy to my attention by facsimile at your earliest convenience.

                                         Very truly yours,
                                         GB FOODS CORPORATION



                                         Andrew F. Puzder
                                         Chief Executive Officer




Accepted and Agreed to as of
this ___ day of December, 1997, by:

TIMBER LODGE STEAKHOUSE, INC.


------------------------------------------
Dermot F. Rowland, Chief Executive Officer